SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported): May 20, 2011

                                FONAR CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                       0-10248                        11-2464137
---------------               ----------------              -------------------
(State or other               (Commission File                (I.R.S. Employer
jurisdiction of                    Number)                  Identification No.)
incorporation)

                              110 Marcus Drive
                          Melville, New York 11747
                               (631) 694-2929
              ---------------------------------------------------
               (Address, including zip code, and telephone number
                   of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Fonar Corporation (the "Company") was held at 10:00 a.m. on May 20, 2011 at the Double Tree Hotel, Wilmington Downtown, 700 King Street, Wilmington, Delaware 19801. At the meeting, the items of business were the election of five directors and ratification of the selection by the board of directors of Marcum LLP as the Company's auditors for the fiscal year ending June 30, 2011.

The stockholders elected Raymond V. Damadian, M.D., Claudette J. V. Chan, Robert J. Janoff, Charles N. O'Data and Robert Djerejian, all of whom were sitting directors, as the directors of the Company. The stockholders also ratifed the selection of Marcum LLP as the Company's auditors for the fiscal year ending June 30, 2011.

The votes for each of the nominees for director were as follows:

      Nominee             For        Withheld     Broker Non-Votes
-------------------    ----------    --------     ----------------
Raymond V. Damadian    10,584,499     149,127        3,288,721
Claudette J.V. Chan    10,616,714     116,912        3,288,721
Robert J. Janoff       10,673,832      59,794        3,288,721
Charles N. O'Data      10,679,944      53,682        3,288,721
Robert Djerejian       10,679,317      54,309        3,288,721


The votes for the ratification of Marcum LLP as the Company's auditors for the fiscal year ending June 30, 2011 were as follows:

    For     Against  Abstain  Broker Non-Votes
----------  -------  -------  ----------------
13,882,811  128,263   10,513          0


                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FONAR CORPORATION
                                                (Registrant)

                                                By: /s/ Raymond Damadian
                                                    Raymond Damadian
                                                    President and Chairman

Dated:   May 24, 2011